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                                                                     Exhibit 8.1

                                McGuireWoods LLP
                                One James Center
                              901 East Cary Street
                               Richmond, VA 23219

                                                            April 12, 2001


Markel Corporation
4521 Highwoods Parkway
Glen Allen, VA 23060-6148

Ladies and Gentlemen:

     Reference is made to the prospectus and consent solicitation statement (the "Prospectus and Consent Solicitation Statement") included in the registration statement on Form S-4 (the "Registration Statement") being filed by you with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), relating to

     (1) a proposed public offering (the "Offering") by you of 7.2% Notes due August 15, 2007 and 7.0% Notes due May 15, 2008 (the "Markel Notes") in exchange for outstanding Markel International Limited notes having the same principal amount, interest rate, redemption terms and payment and maturity dates (the "Terra Nova Notes") and

     (2) a proposed solicitation by Markel Corporation of consents from holders of Terra Nova Notes to amend the indentures under which such notes were given, in respect of which holders of Terra Nova Notes who receive Markel Notes pursuant to the Offering would receive cash payments.

At your request, this opinion of counsel is being furnished to you for filing as
Exhibit 8.1 to the Registration Statement.

     In providing this opinion, we have examined and are relying on the truth and accuracy at all relevant times of the statements and representations contained in (i) the Registration Statement, (ii) a certificate provided to us by an officer of Markel Corporation, and (iii) other information provided to us by Markel Corporation. In rendering this opinion, we have assumed that the transactions contemplated by the Prospectus and Consent Solicitation Statement will be consummated in the manner described therein. We have further assumed in rendering this opinion that the representations made in the Officer's Certificate, which are made "to the best of [the] knowledge and belief" of the officer who signed such certificate, are and will be correct without such qualification.

     Based on the foregoing, it is our opinion that the discussion (the "Tax Discussion") in the Prospectus and Consent Solicitation Statement that is contained under the caption "Material U.S. Federal Income Tax Consequences", in so far as it concerns conclusions of law, is an accurate general description, subject to the assumptions, qualifications and limitations set forth therein, of the material federal income tax consequences relating to the Offering and Consent Solicitation and of the ownership of the Markel Notes.

     Our opinion is not binding on the Internal Revenue Service or the courts and merely represents our best judgment based upon existing authorities and the assumptions, qualifications and limitations noted above. Thus, no assurance can be given that the Internal Revenue Service will not take a position contrary to one or more of the tax results described in the Tax Discussion, or that a court would not uphold such a contrary opinion, potentially with adverse tax consequences.

     Our opinion is limited to the tax matters specifically addressed herein and speaks as of the date hereof. We undertake no obligation to update this opinion in the event there is either a change in the legal authorities or facts upon which this opinion is based, or an inaccuracy in any of the representations upon

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which we have relied in rendering this opinion, even though such a change or inaccuracy may affect the accuracy of the Tax Discussion.

     Pursuant to the provisions of Rule 436(a) of the Rules and Regulations of the Commission under the Securities Act, we hereby consent to the reference to our Firm under the caption "Legal Matters" in the Prospectus and Consent Solicitation Statement and to the filing of this opinion with the Commission as an exhibit to the Registration Statement. In giving such opinion, we do not admit that we are within the category of persons whose consent is required under
Section 7 of the Securities Act or the Rules and Regulations of the Commission thereunder.

                                                     Very truly yours,

                                                     /s/  McGuireWoods LLP